GTT Reports First Quarter 2016 Financial Results
Revenue Grew 100% Year-Over-Year to $124.4 Million; Up 8% Sequentially
Adjusted EBITDA Grew 159% Year-Over-Year to $28.9 Million; Up 13% Sequentially
McLean, VA, May 5, 2016 - GTT Communications, Inc. (NYSE: GTT), the leading global cloud networking provider to multinational clients, announced today its financial results for the first quarter ended March 31, 2016.
First quarter highlights:

•	Revenue increased by 99.6% to $124.4 million compared to $62.4 million in first quarter 2015, and by 8.4% compared to $114.8 million in fourth quarter 2015.

•
Net income decreased to $0.9 million compared to $1.1 million in first quarter 2015 and $27.6 million in fourth quarter 2015. Fourth quarter 2015 net income included a $34.1 million non-cash benefit from the release of the company’s valuation allowance against its U.S. deferred tax assets.

•
Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization (“Adjusted EBITDA”) increased by 158.9% to $28.9 million compared to $11.1 million in first quarter 2015, and by 13.0% compared to $25.5 million in fourth quarter 2015. Adjusted EBITDA margin expanded to 23.2% compared to 17.9% in first quarter 2015 and 22.2% in fourth quarter 2015.

•
Capital expenditures were $7.5 million compared to $3.4 million in first quarter 2015 and $4.2 million in fourth quarter 2015. Unlevered free cash flow, defined as Adjusted EBITDA less capital expenditures, was $21.3 million compared to $7.7 million in first quarter 2015 and $21.3 million in fourth quarter 2015.

•
Using constant currency (i) when compared to first quarter 2015, first quarter 2016 revenue and Adjusted EBITDA would have been higher than reported by $0.6 million and $0.3 million, respectively, and (ii) when compared to fourth quarter 2015, first quarter 2016 revenue and Adjusted EBITDA would have been higher than reported by $0.4 million and $0.1 million, respectively.

•
The increases in revenue, Adjusted EBITDA and unlevered free cash flow are driven by the acquisitions of MegaPath’s managed services business (“MegaPath”) in April 2015, and One Source Networks (“OSN”) in October 2015, as well as organic growth and the acquisition of Telnes Broadband (“Telnes”) in February 2016.

Pro forma highlights, assuming (i) OSN and MegaPath’s historical results had been included for all periods presented, and (ii) constant currency:

•	First quarter 2016 revenue and Adjusted EBITDA grew by 11.6% and 48.6%, respectively, compared to first quarter 2015.

•	First quarter 2016 revenue and Adjusted EBITDA grew by 4.4% and 8.9%, respectively, compared to fourth quarter 2015.

*Note: See “Annex A: Non-GAAP Financial Information” for more information regarding the computation of Adjusted EBITDA, Unlevered Free Cash Flow, Constant Currency and Pro Forma calculations.
“GTT’s first quarter 2016 performance demonstrated our commitment to driving significant growth in revenue and profitability,” stated Rick Calder, GTT president and CEO. “We are proud of our unique ability to deliver annual organic revenue growth of 8 to10% while also expanding margins and executing on our long track record of successfully integrating acquisitions. The year is off to a strong start. We are executing our growth strategy to provide a broad portfolio of cloud networking services to our multinational clients and to deliver an outstanding client experience by living our core values of simplicity, speed and agility.”
“GTT delivered strong first quarter results through consistent execution,” stated Mike Sicoli, chief financial officer. “We have now completed the integration of One Source Networks, and we expect to complete the integration of Telnes Broadband by the end of the second quarter. We remain focused on continued growth and margin expansion for the rest of 2016, and on continued steady progress towards our next financial objective of $1 billion in revenue and $250 million in Adjusted EBITDA.”
Conference Call Information
GTT will hold a conference call on Thursday, May 5, 2016 at 10:00 a.m. EDT to discuss its results for the quarter ended March 31, 2016. To participate in the live conference call, interested parties may dial +1.844.875.6916 or +1.412.317.6714, entering passcode 10083644 and asking for the GTT Communications call, or via webcast at GTT’s website.

A telephonic replay of the conference call will be available for one month and may be accessed by calling +1.877.344.7529 or +1.412.317.0088 and using the passcode 10083644. The webcast will be archived in the investor relations section of GTT's web site.
Forward-Looking Statements
This earnings release includes certain “forward-looking statements,” within the meaning of the Private Securities Litigation Reform Act of 1995, which reflect the current views of GTT Communications, Inc., with respect to current events and financial performance. You can identify these statements by forward-looking words such as “may,” “likely,” “potentially,” “will,” “expect,” “intend,” “anticipate,” “projects,” “believe,” “estimate,” “plan,” “could,” “should,” “opportunity” and “continue” or similar words, whether in the negative or the affirmative. These forward-looking statements may also use different phrases. Unless the context otherwise requires, when we use the words “the Company,” “GTT,” “we,” “our” or “us,” we are referring to GTT Communications, Inc., a Delaware corporation, and its subsidiaries, unless it is clear from the context or expressly stated that these references are only to GTT Communications, Inc. From time to time, GTT also provides forward-looking statements in other materials GTT releases to the public or files with the United States Securities and Exchange Commission (the “SEC”), as well as oral forward-looking statements. You should consider any further disclosures on related subjects in our annual reports on Form 10-K and quarterly reports on Form 10-Q, as well as current reports on Form 8-K and 8-K/A filed with the SEC.

Such forward-looking statements are subject to risks and uncertainties, including financial, regulatory, environmental and industry trends, that could cause actual events or results to differ materially from those expressed or implied by the statements. Factors, contingencies and risks that could cause GTT’s actual results to differ materially from these forward-looking statements include, but are not limited to, the effects on our business and customers of general economic and financial market conditions; our ability to develop and market new products and services that meet customer demands and generate acceptable margins; our reliance on several large customers; our ability to negotiate and enter into acceptable contract terms with our suppliers; our ability to attract and retain qualified management and other personnel; competition in the industry in which we do business; failure of the third-party communications networks on which we depend; legislation or regulatory environments, requirements or changes adversely affecting the businesses in which we are engaged; our ability to maintain our databases, management systems and other intellectual property; our ability to prevent process and system failures or security breaches that significantly disrupt the availability and quality of the services that we provide; our ability to maintain adequate liquidity and produce sufficient cash flow to fund acquisitions and capital expenditures; our ability to meet all the terms and conditions of our debt obligations; our ability to obtain capital to grow our business; our ability to utilize our net operating losses; expectations regarding the trading price of our common stock; and our ability to complete acquisitions or divestitures and effectively integrate any business or operation acquired.

Other factors and risks that may affect our business and future financial results are detailed in the “Risk Factors” section of our Annual Report on Form 10-K filed with the SEC (our “Annual Report”). We caution you not to place undue reliance on these forward-looking statements, which speak only as of their respective dates. We undertake no obligation to publicly update or revise forward-looking statements to reflect events or circumstances after releasing this supplemental information or to reflect the occurrence of unanticipated events, except as required by law. This earnings release should be read together with the Company’s audited consolidated financial statements and notes thereto for the year ended December 31, 2015, included in the Company’s Annual Report.

About GTT
GTT’s global Tier 1 IP network enables clients to connect to any location in the world and with any application in the cloud. Our cloud networking services provide a better way for multinational clients to reach the cloud. Clients trust us to deliver secure solutions with simplicity, speed and agility. For more information, visit www.gtt.net.

GTT Media Inquiries:                            GTT Investor Relations:
Ann Rote                                Jody Burfening/Carolyn Capaccio, LHA
+1.703.677.9941                            +1.212.838.3777
ann.rote@gtt.net                            ccapaccio@lhai.com

GTT Communications, Inc.
Condensed Consolidated Statements of Operations
(Unaudited)
(Amounts in thousands, except for share and per share data)

	Three Months Ended
	March 31, 2016	March 31, 2015

Revenue:
Telecommunications services	$124,437	$62,353

Operating expenses:
Cost of telecommunications services	66,197	37,697
Selling, general and administrative expenses	32,194	14,869
Severance, restructuring and other exit costs	1,495	—
Depreciation and amortization	15,598	7,498

Total operating expenses	115,484	60,064

Operating income	8,953	2,289

Other expenses:
Interest expense, net	(7,370)	(1,581)
Other expenses, net	(280)	(48)

Total other expenses	(7,650)	(1,629)

Income before income taxes	1,303	660

Provision for (benefit from) income taxes	405	(407)

Net income	$898	$1,067

Earnings per share:
Basic	$0.02	$0.03
Diluted	$0.02	$0.03

Weighted average shares:
Basic	36,854,219	33,935,481
Diluted	37,455,379	34,659,757

GTT Communications, Inc.
Condensed Consolidated Balance Sheets
(Unaudited)
(Amounts in thousands, except for share and per share data)

	March 31, 2016	December 31, 2015

ASSETS
Current assets:
Cash and cash equivalents	$10,177	$14,630
Accounts receivable, net of allowances	69,264	60,446
Prepaid expenses and other current assets	18,295	17,822
Total current assets	97,736	92,898
Property and equipment, net	40,072	38,823
Intangible assets, net	172,956	182,184
Other assets	11,607	11,593
Goodwill	286,715	270,956
Total assets	$609,086	$596,454
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable, accrued expenses and other current liabilities	$62,373	$65,840
Acquisition earn-outs and holdbacks	13,643	12,842
Current portion of capital lease obligations	983	1,392
Current portion of long-term debt	4,000	4,000
Deferred revenue	14,403	15,469
Total current liabilities	95,402	99,543
Capital lease obligations, net of current portion	590	961
Long-term debt, net of current portion	396,011	382,243
Deferred revenue, less current portion	2,290	2,292
Other long-term liabilities	835	929
Total liabilities	495,128	485,968
Commitments and contingencies
Stockholders' equity:
Common stock, par value $.0001 per share, 80,000,000 shares authorized, 37,152,201 and 36,533,634 shares issued and outstanding as of March 31, 2016 and December 31, 2015, respectively	3	3
Additional paid-in capital	185,549	182,797
Accumulated deficit	(69,003)	(69,901)
Accumulated other comprehensive loss	(2,591)	(2,413)
Total stockholders' equity	113,958	110,486
Total liabilities and stockholders' equity	$609,086	$596,454

GTT Communications, Inc.
Condensed Consolidated Statements of Cash Flows
(Unaudited)
(Amounts in thousands)

	Three Months Ended
	March 31, 2016	March 31, 2015
Cash flows from operating activities:
Net income	$898	$1,067
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	15,598	7,498
Share-based compensation	1,553	1,359
Debt discount amortization	323	—
Amortization of debt issuance costs	445	165
Changes in operating assets and liabilities, net of acquisitions:	(12,566)	(4,221)
Net cash provided by operating activities	6,251	5,868

Cash flows from investing activities:
Acquisition of businesses	(13,751)	—
Purchases of property and equipment	(7,517)	(3,433)
Net cash used in investing activities	(21,268)	(3,433)

Cash flows from financing activities:
Proceeds from revolving line of credit	14,000	—
Repayment of term loan	(1,000)	(1,376)
Payment of holdback	(999)	—
Repayment of capital leases	(184)	—
Tax withholding related to the vesting of restricted stock units	(536)	(529)
Exercise of stock options	163	193
Net cash provided by (used in) financing activities	11,444	(1,712)

Effect of exchange rate changes on cash	(880)	2,108

Net (decrease) increase in cash and cash equivalents	(4,453)	2,831

Cash and cash equivalents at beginning of period	14,630	49,256

Cash and cash equivalents at end of period	$10,177	$52,087

Supplemental disclosure of cash flow information:
Cash paid for interest	$6,604	$498
Cash paid for taxes	$209	$(41)

ANNEX A: Non-GAAP Financial Information

In addition to financial measures prepared in accordance with accounting principles generally accepted in the United States (“GAAP”), from time to time we may use or publicly disclose certain “non-GAAP financial measures” in the course of our financial presentations, earnings releases, earnings conference calls and otherwise. For these purposes, the U.S. Securities and Exchange Commission (“SEC”) defines a “non-GAAP financial measure” as a numerical measure of historical or future financial performance, financial positions or cash flows that (i) excludes amounts, or is subject to adjustments that effectively exclude amounts, included in the most directly comparable measure calculated and presented in accordance with GAAP in financial statements, and (ii) includes amounts, or is subject to adjustments that effectively include amounts, that are excluded from the most directly comparable measure so calculated and presented.

Non-GAAP financial measures are provided as additional information to investors to provide an alternative method for assessing our financial condition and operating results. We believe that these non-GAAP measures, when taken together with our GAAP financial measures, allow us and our investors to better evaluate our performance and profitability. These measures are not in accordance with, or a substitute for, GAAP, and may be different from or inconsistent with non-GAAP financial measures used by other companies. These measures should be used in addition to and in conjunction with results presented in accordance with GAAP, and should not be relied upon to the exclusion of GAAP financial measures.

Pursuant to the requirements of Regulation G, whenever we refer to a non-GAAP financial measure, we will also generally present the most directly comparable financial measure calculated and presented in accordance with GAAP, along with a reconciliation of the differences between the non-GAAP financial measure we reference with such comparable GAAP financial measure.

Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization (“Adjusted EBITDA”)
Adjusted EBITDA is defined as net income/(loss) before interest, income taxes, depreciation and amortization (“EBITDA”) adjusted to exclude severance, restructuring and other exit costs, acquisition-related transaction and integration costs, losses on extinguishment of debt, stock-based compensation and from time to time, other non-cash or non-recurring items.

We use Adjusted EBITDA to evaluate operating performance, and this financial measure is among the primary measures we use for planning and forecasting future periods. We further believe that the presentation of Adjusted EBITDA is relevant and useful for investors because it allows investors to view results in a manner similar to the method used by management and makes it easier to compare our results with the results of other companies that have different financing and capital structures. In addition, we have debt covenants that are based on a leverage ratio that utilizes a modified EBITDA calculation, as defined in our Credit Agreement. The modified EBITDA calculation is similar to our definition of Adjusted EBITDA; however, it includes the pro forma Adjusted EBITDA of and expected cost synergies from the companies acquired by us during the applicable reporting period. Finally, Adjusted EBITDA results, along with other quantitative and qualitative information, are utilized by management and our compensation committee for purposes of determining bonus payouts to our employees.

Unlevered Free Cash Flow
Unlevered Free Cash Flow is defined as Adjusted EBITDA less purchases of property and equipment, which we also refer to as capital expenditures. We use this measure to evaluate the level of capital expenditures needed to support our revenue and Adjusted EBITDA, and we believe this measure is also used by investors to evaluate us relative to peer companies in the telecommunications industry.

The following is a reconciliation of Adjusted EBITDA and Unlevered Free Cash Flow from Net Income (amounts in thousands):

	Three Months Ended
	March 31, 2016	December 31, 2015	March 31, 2015
Net income	$898	$27,589	$1,067
Provision for (benefit from) income taxes	405	(34,008)	(407)
Interest and other income	7,650	5,482	1,629
Loss on debt extinguishment	—	2,364	—
Depreciation and amortization	15,598	14,236	7,498
Severance, restructuring and other exit costs	1,495	4,922	—
Transaction and integration costs	1,260	2,490	—
Non-cash compensation	1,553	2,459	1,359
Adjusted EBITDA	28,859	25,534	11,146

Purchases of property and equipment	(7,517)	(4,228)	(3,433)
Unlevered Free Cash Flow	$21,342	$21,306	$7,713

Gross Profit
Gross profit is defined as revenue from telecommunications services less cost of telecommunications services provided. It is an additional measure used by management and investors to assess the direct profitability of our services sold, before overhead.

The following is a reconciliation of gross profit (amounts in thousands):

	Three Months Ended
	March 31, 2016	December 31, 2015	March 31, 2015
Revenue:
Telecommunications services	$124,437	$114,825	$62,353

Operating Expenses:
Cost of telecommunications services provided	66,197	61,937	37,697
Gross profit	$58,240	$52,888	$24,656

Constant Currency
We evaluate our results of operations both as reported and on a constant currency basis. The constant currency presentation, which is a non-GAAP measure, excludes the impact of fluctuations in foreign currency exchange rates. We believe providing constant currency information offers valuable supplemental information regarding our results of operations, consistent with how we evaluate our performance. We calculate constant currency results by converting our current period local currency financial results using prior period exchange rates and comparing these adjusted amounts to our prior period reported results.

Pro Forma Financial Information
In addition to financial measures prepared in accordance with GAAP, from time to time we may use or publicly disclose certain “pro forma” financial measures in the course of our financial presentations, earnings releases, earnings conference calls and otherwise. We believe certain pro forma financial measures provide a more comparable view of our results relative to prior periods, particularly given the number of acquisitions we have completed in the past. The following unaudited pro forma financial information and related notes present the historical financial information of GTT as if the acquisitions of MegaPath Corporation (“MegaPath”) and One Source Networks, Inc. (“One Source”) had occurred on the first day of the applicable period presented.

Three months ended March 31, 2016, compared with March 31, 2015:

($ in thousands)	Three Months Ended
	March 31, 2016	March 31, 2015
Revenue
GTT as reported	$124,437	$62,353
GTT pro forma adjustments (1)	—	(106)
MegaPath as reported	—	32,950
MegaPath pro forma adjustments (2)	—	(1,675)
OSN as reported	—	19,302
OSN pro forma adjustments (2)	—	(736)
Pro Forma Revenue	$124,437	$112,088
Pro Forma % Growth	11.0%
Pro Forma % Growth (Constant Currency)	11.6%

Adjusted EBITDA
GTT as reported	$28,859	$11,146
GTT pro forma adjustments (3)	—	17
MegaPath as reported	—	4,956
MegaPath pro forma adjustments (4)	—	—
OSN as reported	—	3,424
OSN pro forma adjustments (4)	—	108
Pro Forma Adjusted EBITDA	$28,859	$19,651
Pro Forma Adjusted EBITDA Margin %	23.2%	17.5%
Pro Forma % Growth	46.9%
Pro Forma % Growth (Constant Currency)	48.6%

(1) Represents revenue recognized by GTT from acquired companies prior to their respective close dates
(2) Represents (i) revenue recognized by acquired companies from GTT prior to their respective close dates and (ii) non-recurring installation revenue historically recognized on a cash basis by acquired companies

(3) Represents revenue, net of expense, recognized by GTT from acquired companies prior to their respective close dates
(4) Represents (i) revenue, net of expense, recognized by acquired companies from GTT prior to their respective close dates, (ii) non-recurring installation revenue, net of non-recurring installation expenses, historically recognized on a cash basis by acquired companies, (iii) non-cash stock compensation, and (iv) non-recurring expenses outside of the normal course of business.

Three months ended March 31, 2016 compared with December 31, 2015:

($ in thousands)	Three Months Ended
	March 31, 2016	December 31, 2015
Revenue
GTT as reported	$124,437	$114,825
GTT pro forma adjustments (1)	—	(28)
OSN as reported	—	4,877
OSN pro forma adjustments (2)	—	(158)
Pro Forma Revenue	$124,437	$119,516
Pro Forma % Growth	4.1%
Pro Forma % Growth (Constant Currency)	4.4%

Adjusted EBITDA
GTT as reported	$28,859	$25,534
GTT pro forma adjustments (3)	—	(4)
OSN as reported	—	1,229
OSN pro forma adjustments (4)	—	(145)
Pro Forma Adjusted EBITDA	$28,859	$26,614
Pro Forma Adjusted EBITDA Margin %	23.2%	22.3%
Pro Forma % Growth	8.4%
Pro Forma % Growth (Constant Currency)	8.9%

(1) Represents revenue recognized by GTT from acquired companies prior to their respective close dates
(2) Represents (i) revenue recognized by acquired companies from GTT prior to their respective close dates and (ii) non-recurring installation revenue historically recognized on a cash basis by acquired companies

(3) Represents revenue, net of expense, recognized by GTT from acquired companies prior to their respective close dates
(4) Represents (i) revenue, net of expense, recognized by acquired companies from GTT prior to their respective close dates, (ii) non-recurring installation revenue, net of non-recurring installation expenses, historically recognized on a cash basis by acquired companies, (iii) non-cash stock compensation, and (iv) non-recurring expenses outside of the normal course of business.

# # # end # # #